Exhibit 99.2

UNDAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Bill Barrett and Fifth Creek. Certain of Fifth Creek's historical amounts have been reclassified to conform to the Company's financial statement presentation. The pro forma financial statements give effect to the Merger as well as other transactions that were either associated with the Merger or were considered material transactions that took place during the year ended December 31, 2017 (the "Merger and related transactions"). These transactions included the Company's consent solicitations, debt exchange, common stock offering and underwriting agreement and Uinta Basin sale. See below for additional information regarding these transactions. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 gives effect to the Merger and related transactions as if these transactions had been completed on January 1, 2017. A pro forma combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Merger and related transactions has already been filed within the Company's quarterly report on Form 10-Q for the period ended March 31, 2018.

The following unaudited pro forma combined statement of operations, derived from the historical consolidated financial statements of Bill Barrett and Fifth Creek, have been adjusted to reflect the following:

•	The Company's Merger with Fifth Creek under the acquisition method of accounting;

•
common stock offering, in which the Company completed a public offering of its common stock on December 5, 2017, selling 21,000,000 shares at a price to the public of $5.00 per share and an additional 2,205,529 shares of common stock on December 29, 2018 by the underwriters pursuant to their over-allotment option;

•
debt exchange agreement, in which a holder of the Company's 7.0% Senior Notes due 2022 exchanged $50.0 million principal amount for 10,863,000 newly issued shares of the Company's common stock on December 15, 2017;

•
consent solicitations, which amended each of the indentures governing the Company's 7.0% Senior Notes and 8.75% Senior Notes to, among other things, amend the defined term "Change of Control" in each of the indentures to provide that the Merger would not constitute a "Change of Control" under such indentures and required the Company to pay consent fees of $2.50 per $1,000 principal amount, or approximately $1.7 million to the holders of the respective notes;

•
Uinta Basin sale, in which the Company sold its remaining assets in the Uinta Basin for $102.3 million in cash proceeds, before final closing adjustments as well as non-cash proceeds of $4.8 million related to relief from the Company's asset retirement obligation;

•	the use of cash on hand to repay Fifth Creek debt;

•	adjustment of depreciation, depletion and amortization related to the revaluation of oil and gas property, plant and equipment to estimated fair value; and

•	estimated tax impact of pro forma adjustments.

The unaudited pro forma statement of operations has been prepared in accordance with SEC Article 11 of Regulation S-X. In addition, the acquisition method of accounting was applied to the Merger, with the Company treated as the acquirer. The unaudited pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations. The unaudited pro forma statement of operations should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of Bill Barrett contained in its Annual Report on Form 10-K for the year ended December 31, 2017;

•	the audited financial statements and accompanying notes of Fifth Creek for the year ended December 31, 2017, included in this Form 8-K/A;

•
the unaudited consolidated financial statements and accompanying notes of HighPoint Resources contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, incorporated by reference herein.

HIGHPOINT RESOURCES CORPORATION
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Bill Barrett Historical	Fifth Creek Historical	Merger		Equity and Debt Transactions		Sale of Uinta Basin Assets		HighPoint Combined
Operating Revenues:
Oil, gas and NGL production	$251,215	$39,152	$—		$—		$(33,216)	(j)	$257,151
Other operating revenues	1,624	—	—		—		(582)	(k)	1,042
Total operating revenues	252,839	39,152	—		—		(33,798)		258,193
Operating Expenses:
Lease operating expense	24,223	5,233	—		—		(5,956)	(l)	23,500
Gathering, transportation and processing expense	2,615	5,410	—		—		(335)	(l)	7,690
Production tax expense	14,476	2,455	—		—		(1,281)	(l)	15,650
Exploration expense	83	1,821	—		—		(11)	(l)	1,893
Impairment, dry hole costs and abandonment expense	49,553	—	—		—		(37,945)	(l)	11,608
(Gain) loss on sale of properties	(92)	—	—		—		—		(92)
Depreciation, depletion and amortization	159,964	12,490	9,190	(a)	—		(6,421)	(l)	175,223
Unused commitments	18,231	—	—		—		—		18,231
General and administrative expense	42,476	8,626	—		—		(234)	(l)	50,868
Merger transaction expense	8,749	3,580	(12,329)	(b)	—		—		—
Other operating expenses, net	(1,514)	—	—		—		—		(1,514)
Total operating expenses	318,764	39,615	(3,139)		—		(52,183)		303,057
Operating Income (Loss)	(65,925)	(463)	3,139		—		18,385		(44,864)
Other Income and Expense:
Interest and other income	1,359	—	—		—		—		1,359
Interest expense	(57,710)	(781)	781	(c)	3,500	(f)	—		(54,210)
Commodity derivative gain (loss)	(9,112)	(6,551)	—		—		—		(15,663)
Gain (loss) on extinguishment of debt	(8,239)	—	—		334	(h)	—		(7,905)
Total other income and expense	(73,702)	(7,332)	781		3,834		—		(76,419)
Income (Loss) before Income Taxes	(139,627)	(7,795)	3,920		3,834		18,385		(121,283)
(Provision for) Benefit from Income Taxes	1,402	—	—	(d)	—		—		1,402
Net Income (Loss)	$(138,225)	$(7,795)	$3,920		$3,834		$18,385		$(119,881)

HIGHPOINT RESOURCES CORPORATION
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Bill Barrett Historical	Fifth Creek Historical	Merger		Equity and Debt Transactions		Sale of Uinta Basin Assets	HighPoint Combined
Net Income (Loss) Per Common Share, Basic	$(1.80)		$0.04		$0.12			$(0.57)
Net Income (Loss) Per Common Share, Diluted	$(1.80)		$0.04		$0.12			$(0.57)
Weighted Average Common Shares Outstanding, Basic	76,858,815		100,000,000	(e)	23,205,529	(g)		208,849,843
					10,863,000	(h)
					(2,077,501)	(i)
Weighted Average Common Shares Outstanding, Diluted	76,858,815		100,000,000	(e)	23,205,529	(g)		208,849,843
					10,863,000	(h)
					(2,077,501)	(i)
See accompanying notes to unaudited pro forma condensed combined financial statements.

HIGHPOINT RESOURCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The following unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Bill Barrett and Fifth Creek. Certain of Fifth Creek's historical amounts have been reclassified to conform to the Company's financial statement presentation. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 gives effect to the Merger and related transactions as if these transactions had been completed on January 1, 2017. A pro forma combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Merger and related transactions has already been filed within the Company's quarterly report on Form 10-Q for the period ended March 31, 2018.

The unaudited pro forma statement of operations has been prepared in accordance with SEC Article 11 of Regulation S-X. In addition, the acquisition method of accounting was applied to the Merger, with the Company treated as the acquirer. The unaudited pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations.

Note 2. Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information, which is directly attributable to the Merger and related transactions, is factually supportable and has a continuing impact; as well as certain assumptions that the Company believes are reasonable. The actual effects of these transactions may differ from the pro forma adjustments. A general description of these transactions and adjustments are provided as follows:

(a)
Reflects the elimination of Fifth Creek's historical depreciation, depletion and amortization ("DD&A") expense offset by the impact of DD&A expense calculated using the Company's depletion rate, which was calculated in accordance with the successful efforts method of accounting.

(b)	Reflects the elimination of Bill Barrett and Fifth Creek's historical merger transaction expenses associated with the mergers due to their nonrecurring nature.

(c)	Reflects the elimination of Fifth Creek's historical interest expense, assuming the repayment of Fifth Creek's line of credit by the Company.

(d)
The pro forma pre-tax adjustments resulted in no income tax expense (benefit) being recorded in the pro forma statement of operations for the period ended December 31, 2017. Bill Barrett had previously established a full valuation allowance against its net deferred tax assets due to the determination that it was more likely than not that their deferred tax assets would not be realized. Fifth Creek is not a taxable entity for federal income tax purposes, therefore, their historical statements of operations do not include income tax expense (benefit). The Company concluded that it was appropriate to maintain the valuation allowance for the pro forma combined entity, which resulted in an effective tax rate of zero being applied for purposes of estimating the tax impact of the pro forma adjustments.

(e)	Reflects the Company's common shares to be issued to Fifth Creek stockholders.

(f)	Reflects the elimination of a portion of Bill Barrett’s interest expense associated with the $50.0 million of 7.0% Senior Notes relieved in the debt exchange.

(g)
Reflects the completion of the Company's common stock offering at a public offering price of $5.00 per share in December 2017. The Company issued 23,205,529 shares, including 2,205,529 of over-allotment shares, of the Company's stock at a par value of $0.001.

(h)
Reflects the completion of the debt exchange with a holder of Bill Barrett's 7.0% Senior Notes in December 2017. The holder received 10,863,000 shares of common stock at a par value of $0.001 in exchange for the relief of $50.0 million principal amount of the 7.0% Senior Notes at a price of 102% of par. The transaction was treated as an extinguishment of debt per ASC 405-20, Extinguishments of Liabilities, with a loss of $0.3 million recognized during the year ended December 31, 2017. The loss on extinguishment of $0.3 million was eliminated due to its nonrecurring nature.

(i)
Reflects the reversal of the Bill Barrett Historical weighted average common basic and diluted shares outstanding associated with the common stock offering and debt exchange transactions, as these transactions were completed in December 2017. The pro forma combined statement of operations gives effect to the mergers and related transactions as if these transactions had been completed on January 1, 2017. Therefore, the full amount of shares issued for both transactions were included as pro forma adjustments (see (g) and (h)) instead of the weighted average as of December 31, 2017.

(j)
Reflects the elimination of sales of oil, natural gas and NGL related revenues directly related to the Uinta Basin Sale. The production volumes eliminated through this pro forma adjustment were 689 MBbls of oil, 345 MMcf of natural gas and 12 MBbls of NGLs for the year ended December 31, 2017.

(k)	Reflects the elimination of direct other operating revenues related to the Uinta Basin Sale.

(l)	Reflects the elimination of direct operating expenses related to the Uinta Basin Sale.

Note 3. Supplemental Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2017, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2017. The combined reserve information set forth below gives effect to the Merger and related transactions as if these transactions had occurred on January 1, 2017.

The following combined reserve information is not necessarily indicative of the results that might have occurred had the Merger and related transactions taken place on January 1, 2017 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

	Oil (MBbls)
	Bill Barrett Historical	Sale of Uinta Basin Assets	Pro Forma Bill Barrett	Fifth Creek Historical	HighPoint Combined
Balance at December 31, 2016	31,010	(10,886)	20,124	82,490	102,614
Purchases of oil and gas reserves in place	1,891	—	1,891	—	1,891
Extension, discoveries and other additions	18,125	—	18,125	54,483	72,608
Revisions of previous estimates	2,990	—	2,990	(11,891)	(8,901)
Sales of reserves	(10,196)	10,196	—	—	—
Production	(4,203)	690	(3,513)	(664)	(4,177)
Balance at December 31, 2017	39,617	—	39,617	124,418	164,035

Proved developed reserves:
December 31, 2016	21,748	(10,886)	10,862	2,160	13,022
December 31, 2017	17,392	—	17,392	4,720	22,112
Proved undeveloped reserves:
December 31, 2016	9,262	—	9,262	80,330	89,592
December 31, 2017	22,225	—	22,225	119,698	141,923

	Gas (MMcf)
	Bill Barrett Historical	Sale of Uinta Basin Assets	Pro Forma Bill Barrett	Fifth Creek Historical	HighPoint Combined
Balance at December 31, 2016	76,203	(5,247)	70,956	81,962	152,918
Purchases of oil and gas reserves in place	7,865	—	7,865	—	7,865
Extension, discoveries and other additions	54,995	—	54,995	70,336	125,331
Revisions of previous estimates	17,710	—	17,710	9,175	26,885
Sales of reserves	(4,902)	4,902	—	—	—
Production	(8,952)	345	(8,607)	(657)	(9,264)
Balance at December 31, 2017	142,919	—	142,919	160,816	303,735

Proved developed reserves:
December 31, 2016	47,510	(5,247)	42,263	2,957	45,220
December 31, 2017	74,527	—	74,527	5,807	80,334
Proved undeveloped reserves:
December 31, 2016	28,693	—	28,693	79,005	107,698
December 31, 2017	68,392	—	68,392	155,009	223,401

	NGLs (MBbls)
	Bill Barrett Historical	Sale of Uinta Basin Assets	Pro Forma Bill Barrett	Fifth Creek Historical	HighPoint Combined
Balance at December 31, 2016	11,142	(199)	10,943	14,569	25,512
Purchases of oil and gas reserves in place	1,244	—	1,244	—	1,244
Extension, discoveries and other additions	8,599	—	8,599	15,188	23,787
Revisions of previous estimates	2,855	—	2,855	5,243	8,098
Sales of reserves	(187)	187	—	—	—
Production	(1,307)	12	(1,295)	(152)	(1,447)
Balance at December 31, 2017	22,346	—	22,346	34,848	57,194

Proved developed reserves:
December 31, 2016	6,718	(199)	6,519	511	7,030
December 31, 2017	11,652	—	11,652	1,332	12,984
Proved undeveloped reserves:
December 31, 2016	4,424	—	4,424	14,058	18,482
December 31, 2017	10,694	—	10,694	33,516	44,210

	Combined (MBoe)
	Bill Barrett Historical	Sale of Uinta Basin Assets	Pro Forma Bill Barrett	Fifth Creek Historical	HighPoint Combined
Balance at December 31, 2016	54,853	(11,959)	42,894	110,718	153,612
Purchases of oil and gas reserves in place	4,446	—	4,446	—	4,446
Extension, discoveries and other additions	35,890	—	35,890	81,394	117,284
Revisions of previous estimates	8,797	—	8,797	(5,119)	3,678
Sales of reserves	(11,200)	11,200	—	—	—
Production	(7,002)	759	(6,243)	(925)	(7,168)
Balance at December 31, 2017	85,784	—	85,784	186,068	271,852

Proved developed reserves:
December 31, 2016	36,384	(11,959)	24,425	3,163	27,588
December 31, 2017	41,465	—	41,465	7,020	48,485
Proved undeveloped reserves:
December 31, 2016	18,469	—	18,469	107,555	126,024
December 31, 2017	44,319	—	44,319	179,048	223,367

On December 31, 2017, Bill Barrett revised its pro forma proved reserves primarily as a result of the following significant factors:

Extensions, discoveries and other additions. The increase in pro forma Bill Barrett proved reserves related to extensions, discoveries and other additions during 2017 of 35.9 MMBoe was the result of our 2017 drilling program and the timing of development with 2 drilling rigs.

Revisions of previous estimates. At December 31, 2017, Bill Barrett revised its pro forma proved reserves upward by 8.8 MMBoe primarily as a result of classifying 9.8 MMBoe from the probable reserve category, that had previously been classified as proved undeveloped reserves in prior years, back to proved undeveloped reserves. These upward revisions were offset by 1.0 MMBoe of downward revisions due to negative engineering revisions and proved undeveloped reserves moved to the probable reserve category, offset by an increase due to ownership interest changes, improved commodity prices and reduced lease operating costs.

Purchases of oil and gas reserves in place. The increase in pro forma Bill Barrett proved reserves related to the purchase of oil and gas reserves in place of 4.4 MMBoe is primarily due to the acquisition of additional ownership interest within the DJ Basin.

On December 31, 2017, Fifth Creek revised its proved reserves primarily as a result of the following significant factors:

Extensions, discoveries and other additions. The increase in Fifth Creek's extensions, discoveries and other additions during 2017 contributed to the increase of 81.4 MMBoe. Prior to the Stateline Acquisition, the Stateline Properties did not include any proved undeveloped reserves, as the prior owner did not have any plans to develop the properties. Upon completion of the Stateline Acquisition, however, Fifth Creek prepared a five-year development plan focused on developing the Stateline Properties in a manner consistent with that of offset operators in the area, which resulted in the addition of proved undeveloped locations and related reserves.

Revisions of previous estimates. At December 31, 2017, Fifth Creek experienced downward revisions of 5.1 MMBoe. These downward revisions were primarily driven by classifying proved undeveloped reserves as probable reserves due to a change in drilling plans, offset by positive engineering revisions, improved commodity prices and reduced lease operating costs.

Production. During the year ended December 31, 2017, Fifth Creek experienced a reduction of its proved reserves of 0.9 MMBoe related to production of existing wells.

The combined standardized measure of discounted future net cash flows relating to proved oil, natural gas, and NGL reserves as of December 31, 2017 are as follows:

	Bill Barrett Historical	Fifth Creek Historical	HighPoint Combined
	(in thousands)
Future cash inflows	$2,647,413	$7,018,003	$9,665,416
Future production costs	(718,752)	(1,710,064)	(2,428,816)
Future development costs	(431,723)	(2,012,007)	(2,443,730)
Future income taxes	—	—	—
Future net cash flows	1,496,938	3,295,932	4,792,870
10% annual discount	(667,627)	(2,062,464)	(2,730,091)
Standardized measure of discounted future net cash flows	$829,311	$1,233,468	$2,062,779

The changes in the combined standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2017 are as follows:

	Bill Barrett Historical	Sale of Uinta Basin Assets	Pro Forma Bill Barrett	Fifth Creek Historical	HighPoint Combined
	(in thousands)
Standardized measure of discounted future net cash flows, beginning of period	$329,309	$(76,428)	$252,881	$355,233	$608,114
Sales of oil and gas, net of production costs and taxes	(191,669)	25,643	(166,026)	(26,054)	(192,080)
Extensions, discoveries and improved recovery, less related costs	346,973		346,973	505,643	852,616
Quantity revisions	112,452		112,452	109,831	222,283
Price revisions	253,738	(49,036)	204,702	267,888	472,590
Previously estimated development costs incurred during the period	138,094	(7,069)	131,025	18,722	149,747
Changes in estimated future development costs	(118,967)		(118,967)	(73,281)	(192,248)
Accretion of discount	31,816		31,816	35,523	67,339
Purchases of reserves in place	42,979		42,979	—	42,979
Sales of reserves	(107,620)	106,890	(730)	—	(730)
Change in production rates (timing) and other	(7,794)		(7,794)	39,963	32,169
Net changes in future income taxes	—		—	—	—
Standardized measure of discounted future net cash flows, end of period	$829,311	$—	$829,311	$1,233,468	$2,062,779